                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of National Commerce Bancorporation for the registration of 286,036 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997 with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                               /s/ Ernst & Young LLP

Memphis, Tennessee
April 23, 1997